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                                                                   EXHIBIT 3.3


FORM NO. 3a                                           REGISTRATION NO. EC24644


                                    [SEAL]

                                    BERMUDA

                         CERTIFICATE OF INCORPORATION
                               ON CHANGE OF NAME


I HEREBY CERTIFY that in accordance with section 10 of THE COMPANIES ACT 1981 GLOBAL CROSSING HOLDINGS LTD. by resolution and with the approval of the Registrar of Companies has changed its name and was registered as GLOBAL CROSSING LTD. on the 30TH day of APRIL, 1998.


                                    Given under my hand and the Seal of the
[SEAL]                              REGISTRAR OF COMPANIES this 5TH day of
                                    MAY, 1998

                                    /s/ Illegible
                                    for REGISTRAR OF COMPANIES